Exhibit 10.2

WUHAN GENERAL GROUP (CHINA), INC.
2007 STOCK OPTION PLAN

Nonqualified Stock Option Agreement for Directors

No. of Shares subject to
Nonqualified Stock Option: ___

THIS NONQUALIFIED STOCK OPTION AGREEMENT FOR DIRECTORS (this “Agreement”) dated as of the ____ day of ___________, 20__, by and between Wuhan General Group (China), Inc., a Nevada corporation (the “Company”), and ___________________________ (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2007 Stock Option Plan (the “Plan”), a copy of which is attached hereto. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Option. Pursuant to the Plan, the Company, on ____________, 20__ (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the right and option to purchase from the Company all or any part of an aggregate of __________ shares of the common stock of the Company, par value $.0001 per share (“Common Stock”), at the exercise price of $___________ per share. Such price per share is not less than the Fair Market Value of a share of Common Stock on the Date of Grant. This Option is exercisable as hereinafter provided.

2. Terms and Conditions. This Option is subject to the following terms and conditions:

(a) Expiration Date. This Option shall expire at 11:59 p.m. on ___________ __, 20__ (the “Expiration Date”) or such earlier time as set forth in paragraphs 3, 4 or 5 of this Agreement. In no event shall the Expiration Date be later than 10 years from the Date of Grant.

(b) Exercise of Option. Except as provided in the Plan and in paragraphs 3, 4 or 5 of this Agreement, this Option shall become exercisable at the time or times set forth on Exhibit A, attached hereto. Once this Option has become exercisable, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to paragraphs 3, 4 or 5 of this Agreement or until the Expiration Date. A partial exercise of this Option shall not affect the Participant’s right to exercise the Option with respect to the remaining shares of Common Stock, subject to the conditions of the Plan and this Agreement.

(c) Method of Exercise and Payment for Shares. This Option shall be exercised by delivering written notice of exercise to the attention of the Company’s Secretary at the Company’s address specified in paragraph 10 below. The exercise date shall be the date of delivery of the notice of exercise. Such notice must be accompanied by payment of the Option price in full. The Participant may pay part or all of the Option price and any applicable withholdings (i) in cash, (ii) by certified or bank cashier’s check, (iii) by surrendering shares of Common Stock to the Company that the Participant already owns, (iv) by a cashless exercise through a broker, (v) by any other method the Committee authorizes or (vi) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay part or all of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares of Common Stock surrendered must not be less than the Option price of the shares of Common Stock for which the Option is being exercised.

(d) Transferability. Except as provided herein, this Option is nontransferable. During the Participant's lifetime, only the Participant may exercise this Option. This Option may be transferred by will or the laws of descent and distribution and, notwithstanding the foregoing, during the Participant's lifetime, may be transferred by the Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as the Committee may provide. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. Any transferee to whom this Option is transferred shall be bound by the same terms and conditions that govern this Option; provided, however, that the transferee may not transfer this Option except by will or the laws of descent and distribution. No right or interest of the Participant in this Option shall be liable for, or subject to, any lien, obligation or liability of the Participant.

3. Exercise in the Event of Death. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date of the Participant’s death, reduced by the number of shares for which the Participant previously exercised the Option, in the event the Participant dies while serving as a member of the Board of Directors of the Company or any Affiliate, as applicable, and prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 4 or 5 of this Agreement. In that event, this Option may be exercised by the Participant’s estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution, for the remainder of the period preceding the Expiration Date or within one year of the date the Participant dies, whichever period is shorter.

4. Exercise in the Event of Disability. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date the Participant becomes “Disabled,” as defined below, reduced by the number of shares for which the Participant previously exercised the Option, if the Participant becomes Disabled while serving as a member of the Board of Directors of the Company or any Affiliate, as applicable, and prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 3 or 5 of this Agreement. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or within one year of the date he ceases to serve as a member of the Board of Directors of the Company or any Affiliate, as applicable, on account of being Disabled, whichever period is shorter. “Disabled” means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee, in its sole discretion, shall determine whether the Participant is Disabled for purposes of this Agreement.

5. Exercise After Termination of Service. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to paragraph 2(b) as of the date the Participant ceases to serve as a member of the Board of Directors of the Company or any Affiliate, as applicable, reduced by the number of shares for which the Participant previously exercised the Option, if the Participant ceases to serve as a member of the Board of Directors of the Company or any Affiliate, as applicable, other than on account of death or becoming Disabled prior to the Expiration Date and the termination of the Participant’s rights under paragraphs 3 or 4 of this Agreement. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases to serve as a member of the Board of Directors of the Company or any Affiliate, as applicable, whichever period is shorter.

6. Agreement to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

7. Minimum Exercise. This Option may not be exercised for less than 1,000 shares of Common Stock unless it is exercised for the full number of shares of Common Stock that remain subject to the Option.

8. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fractional share shall be disregarded.

9. Change in Capital Structure. The terms of this Option shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

10. Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Option, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	Canglongdao Science Park of Wuhan
East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China

If to the Participant:

11. No Right to Continued Service. This Option does not confer upon the Participant any right with respect to continued service on the Board of Directors of the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate, or any of their directors or stockholders, to terminate the Participant’s service on the Board of Directors at any time as otherwise permitted by applicable law.

12. No Stockholder Rights. The Participant shall not have any rights as a stockholder with respect to shares of Common Stock subject to the Option until the date of exercise of the Option and the issuance of the shares that are being acquired.

13. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of the Participant and the successors of the Company.

14. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

15. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

16. Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.

17. Governing Law. This Agreement shall be governed by the laws of the State of Nevada, except to the extent federal law or the laws of the P.R.C. apply.

18. Tax Consequences and Section 409A. The Participant acknowledges that there may be tax consequences upon the acquisition and disposition of shares of Common Stock acquired upon exercise of this Option, and that the Participant should consult a tax adviser prior to such acquisition or disposition. The Option is intended to be exempt from the requirements of Section 409A of the Code. Notwithstanding the preceding, the Company and its Affiliates shall not be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that this Agreement is subject to taxes, penalties or interest as a result of failing to comply with Section 409A of the Code.

19. Withholding Obligations. The Participant shall be responsible for satisfying all applicable income and employment tax withholding obligations, if any, with respect to the exercise of the Option (i) in cash, (ii) by certified or bank cashier’s check, (iii) by surrendering shares of Common Stock to the Company that the Participant already owns, (iv) by a cashless exercise through a broker, (v) by any other method the Committee authorizes or (vi) by any combination of the aforementioned methods of payment.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

WUHAN GENERAL GROUP (CHINA), INC.

By:
Name:
Title:

PARTICIPANT:

Participant

EXHIBIT A
Vesting Provisions

Except as provided in paragraphs 3, 4 or 5 of the Agreement, this Option shall become exercisable as set forth below.

1. Regular Vesting

Service-Based Vesting
[ ] The Option shall become exercisable with respect to [_______] percent ([___]%) of the shares of Common Stock subject to the Option on the [_______] annual anniversaries of the Date of Grant and then with respect to the remaining [_______] ([____]%) percent of the shares of Common Stock subject to the Option on the [_______] annual anniversary of the Date of Grant, provided the Participant is still serving as a member of the Board of Directors of the Company or any Affiliate, as applicable, at each such time.

Performance and Service-Based Vesting
[ ] The Option shall become exercisable with respect to the percentage of shares of Common Stock set forth below with respect to each applicable vesting date, provided that, at each such time, (a) the Participant is still serving as a member of the Board of Directors of the Company or any Affiliate, as applicable, and (b) the performance measures set forth below have been met. Notwithstanding the foregoing, if the applicable performance measures are not met at a specified vesting date, but the cumulative performance measures are met at a subsequent vesting date, then the Option shall become exercisable with respect to that percentage of shares of Common Stock specified for the applicable vesting date plus the percentage of shares of Common Stock for prior vesting dates that did not become exercisble solely because of a failure to meet the performance measures for the prior vesting dates.

Vesting Date	Performance Target	Percentage of Shares for which Option may be Exercised	Cumulative Performance Target

2. Accelerated Vesting

Vesting upon Death
[   ] Notwithstanding the foregoing, the Option shall become exercisable with respect to one-hundred percent (100%) of the shares of Common Stock subject to the Option if the Participant dies while serving as a member of the Board of Directors of the Company or any Affiliate, as applicable,

Vesting upon Disability
[   ] Notwithstanding the foregoing, the Option shall become exercisable with respect to one-hundred percent (100%) of the shares of Common Stock subject to the Option if the Participant becomes Disabled while serving as a member of the Board of Directors of the Company or any Affiliate, as applicable.

Vesting upon Retirement
[   ] Notwithstanding the foregoing, the Option shall become exercisable with respect to one-hundred percent (100%) of the shares of Common Stock subject to the Option if the Participant retires from serving as a member of the Board of Directors of the Company and its Affiliates after reaching age 65.

Vesting upon a Change in Control
[   ] Notwithstanding the foregoing, the Option shall become exercisable with respect to one-hundred percent (100%) of the shares of Common Stock subject to the Option upon a Change in Control, provided the Participant is still serving as a member of the Board of Directors of the Company or any Affiliate, as applicable, at such time.